EXHIBIT 3.1
Filed on July 15, 1997 by the Administrator
MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES — CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
Date Received                                          Effective Date
Corporate Identification Number ____________
ARTICLES OF INCORPORATION
OF
MERCANTILE BANK CORPORATION
     These Articles of Incorporation are signed by the incorporator for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:
ARTICLE I.
Name
     The name of the corporation is Mercantile Bank Corporation.
ARTICLE II
Corporate Purpose
     The purpose or purposes for which the corporation is formed are to serve as a bank holding company registered under the Bank Holding Company Act of 1956, being 12 U.S.C. Sections 1841 to 1850 (as amended from time to time, and including any successor statutes) and to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.
ARTICLE III
Capital Stock
     The total number of shares of all classes of stock which the corporation shall have authority to issue is 10,000,000 shares which shall be divided into two classes as follows;
(1)	1,000,000 shares of Preferred Stock (Preferred Stock); and

(2)	9,000,000 shares of Common Stock (Common Stock).
The designations and the powers, preferences and relative, participating optional or other special rights, and the qualifications limitations or restrictions of the above classes of stock shall be as follows:

A. Preferred Stock
     1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine.
     2. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restriction thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:
     (a) The designation of such series and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.
     (b) The dividend rate or rates on the shares of such series and the preference or relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what condition such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.
     (c) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporations, at the option of either the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.
     (d) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.
     (e) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.
     (f) Whether the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or of any other series of any class of capital stock of the corporation, and, if so convertible or exchangeable, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.
     (g) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more directors, or additional directors of the corporation in case of dividend arrearages or other specified events, or upon other matters.
     (h) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

     (i) Any other preferences, privileges and powers and relative, participating, option or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.
     3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Section A, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.
     4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the Business Corporation Act of the State of Michigan, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.
B. Common Stock
     1. Except as otherwise required by law or by any amendment to these Articles of Incorporation, each holder of Common Stock shall have one vote for each share of stock held by him of record on the books of the corporation on all matters voted upon by the shareholders.
     2. Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.
     3. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation of winding up of the corporation for the purposes of this paragraph.
     4. Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (ii) upon exercise of any options, warrants or rights at the time outstanding to purchase shares of Common Stock.

ARTICLE IV
Board of Directors
     A. Number, Election and Term of Directors. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the corporation, except that the minimum number of directors shall be fixed at no less than 6 and the maximum number of directors shall be fixed at no more than 15. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-years term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders, beginning in 1998, successors of the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.
     B. Shareholder Nomination of Director Candidates. Nominations for election to the Board of Directors of the corporation at a meeting of shareholders may be made by the Board of Directors, on behalf of the Board of Directors by any nominating committee appointed by the Board of Directors, or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Secretary of the corporation at least 60 days but no more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. The notice shall set forth (i) the name and address of the shareholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the corporation which are beneficially owned by each nominee and by the nominating shareholder; (v) any other information concerning the nominee that must be disclosed by nominees in a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934 (or any subsequent provisions replacing such Regulation); and (vi) the executed consent of each nominee to serve as a director of the corporation, if elected. The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.
     C. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director of any class chosen to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the next annual meeting for the year in which his or her term expires and until such director’s successor shall have been elected and qualified.
     D. Removal. Any director may be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.
     E. Preferred Stock. Notwithstanding the foregoing paragraphs, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto. The then authorized number of directors of the corporation shall be increased by the number of additional directors to be elected, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

     F. Amendment or Repeal. Notwithstanding anything contained in these Articles of Incorporation or the By-laws of the corporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with the purpose and intent of this Article.
ARTICLE V
Directors’ Liability
     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) for any transaction from which the director derived any improper personal benefit. If the Michigan Business Corporation Act is amended after the date of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.
     Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
ARTICLE VI
Indemnification
     Directors and officers of the corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the corporation, a subsidiary, or otherwise) arising out of their service to the corporation or a subsidiary, or to another organization at the request of the corporation or a subsidiary. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the corporation. The corporation may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him and incurred by him in respect of such service whether or not the corporation would have the power to indemnify him against such liability by law or under the provisions of this paragraph. The provisions of this paragraph shall be applicable to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors, and administrators of the directors, officers and other persons referred to in this paragraph.
ARTICLE VII
Shareholder Action
     Except as otherwise required by law, any action required or permitted to be taken on or after September 30, 1997 by any shareholders of the corporation must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders. Except as may be otherwise required by law, special meetings of shareholders of the corporation may be called only by the Board of Directors or the Chairman of the Board. Notwithstanding anything contained in these Articles of Incorporation or the By-laws of the corporation to the contrary, the affirmative vote of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with the purpose and intent of this Article.
ARTICLE VIII
Registered Office and Agent
     The address of the initial registered office of the corporation is: 500 Woodward Avenue, Suite 4000, Detroit, Michigan 48226. The name of the resident agent is: Jerome M. Schwartz.

ARTICLE IX
Incorporator
     The name and address of the incorporator of the corporation is as follows:
Jerome M. Schwartz
Dickinson, Wright, Moon, Van Dusen & Freeman
500 Woodward Avenue, Suite 4000
Detroit, Michigan 48226
     I, the incorporator, sign my name this 15th day of July, 1997.

/s/ Jerome M. Schwartz
Incorporator, Jerome M. Schwartz

Fees remitted by and document to be returned to:
Jerome M. Schwartz
Dickinson, Wright, Moon, Van Dusen and Freeman
500 Woodward Avenue, Suite 4000
Detroit, Michigan 48226

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	FILED JULY 07 2004

Name	Administrator BUREAU OF COMMERCIAL SERVICES
Jerome M. Schwartz

Address

Dickinson Wright PLLC, 500 Woodward Avenue, Suite 4000

City State Zip Code

Detroit Michigan 48226	EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is: Mercantile Bank Corporation

2.	The identification number assigned by the Bureau is: 478801

3.	Article III of the Articles of Incorporation is hereby amended to read as follows: Please see Exhibit A attached hereto which sets forth Article III of the Articles of Incorporation, as amended.

4.	The foregoing amendment to the Articles of Incorporation was duly adopted on the 22nd day of April, 2004 by the shareholders at a meeting where the necessary votes were cast in favor of the amendment.

Signed this 12th day of May, 2004

MERCANTILE BANK CORPORATION

By:	/s/ Gerald R. Johnson, Jr.

Name: Gerald R. Johnson, Jr.

Title: Chairman and Chief Executive Officer

Name of organization remitting fees:	Preparer’s name and business telephone number:

Mercantile Bank Corporation	Jerome M. Schwartz
Dickinson Wright PLLC
(313) 223-3500

EXHIBIT A
ARTICLE III
Capital Stock
     The total number of shares of all classes of stock which the corporation shall have authority to issue is 21,000,000 shares which shall be divided into two classes as follows:
(1)	1,000,000 shares of Preferred Stock (Preferred Stock); and

(2)	20,000,000 shares of Common Stock (Common Stock).
The designations and the powers, preferences and relative, participating optional or other special rights, and the qualifications limitations or restrictions of the above classes of stock shall be as follows:
A. Preferred Stock
     1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine.
     2. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restriction thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:
     (a) The designation of such series and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.
     (b) The dividend rate or rates on the shares of such series and the preference or relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what condition such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.
     (c) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporations, at the option of either the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.
     (d) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

     (e) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.
     (f) Whether the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or of any other series of any class of capital stock of the corporation, and, if so convertible or exchangeable, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.
     (g) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more directors, or additional directors of the corporation in case of dividend arrearages or other specified events, or upon other matters.
     (h) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.
     (i) Any other preferences, privileges and powers and relative, participating, option or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.
     3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Section A, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.
     4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the Business Corporation Act of the State of Michigan, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.
B. Common Stock
     1. Except as otherwise required by law or by any amendment to these Articles of Incorporation, each holder of Common Stock shall have one vote for each share of stock held by him of record on the books of the corporation on all matters voted upon by the shareholders.
     2. Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

     3. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation of winding up of the corporation for the purposes of this paragraph.
     4. Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (ii) upon exercise of any options, warrants or rights at the time outstanding to purchase shares of Common Stock.

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	FILED MAY 2, 2008

Name	Administrator BUREAU OF COMMERCIAL SERVICES
Jerome M. Schwartz

Address

Dickinson Wright PLLC, 500 Woodward Avenue, Suite 4000

City State Zip Code

Detroit Michigan 48226	EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is: Mercantile Bank Corporation

2.	The identification number assigned by the Bureau is: 478801

3.	Article IV of the Articles of Incorporation is hereby amended to read as follows: Please see Exhibit A attached hereto which sets forth Article IV of the Articles of Incorporation, as amended.

4.	The foregoing amendment to the Articles of Incorporation was duly adopted on the 24th day of April, 2008 by the shareholders at a meeting in accordance with Section 611(3) of the Act.

Signed this 24th day of April, 2008

MERCANTILE BANK CORPORATION

By:	/s/ Michael H. Price

Name: Michael H. Price
Chairman of the Board, President, and
Chief Executive Officer

Name of organization remitting fees:	Preparer’s name and business telephone number:

Dickinson Wright PLLC	Jerome M. Schwartz
Dickinson Wright PLLC
(313) 223-3500

EXHIBIT A
ARTICLE IV
Board of Directors
A. Number, Election and Term of Directors. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the corporation, except that the minimum number of directors shall be fixed at no less than 6 and the maximum number of directors shall be fixed at no more than 15. Commencing with the 2009 annual meeting of shareholders, directors shall be elected annually to hold office until the succeeding annual meeting of shareholders. Directors elected at the 2006 annual meeting of shareholders shall hold office until the 2009 annual meeting of shareholders; directors elected at the 2007 annual meeting of shareholders shall hold office until the 2010 annual meeting of shareholders; and directors elected at the 2008 annual meeting of shareholders shall hold office until the 2011 annual meeting of shareholders. A director shall hold office for the term for which the director is elected and until the director’s successor is elected and qualified, or until the director’s resignation or removal.
B. Shareholder Nomination of Director Candidates. Nominations for election to the Board of Directors of the corporation at a meeting of shareholders may be made by the Board of Directors, on behalf of the Board of Directors by any nominating committee appointed by the Board of Directors, or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Secretary of the corporation at least 60 days but no more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. The notice shall set forth (i) the name and address of the shareholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the corporation which are beneficially owned by each nominee and by the nominating shareholder; (v) any other information concerning the nominee that must be disclosed by nominees in a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934 (or any subsequent provisions replacing such Regulation); and (vi) the executed consent of each nominee to serve as a director of the corporation, if elected. The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.
C. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director chosen to fill a vacancy shall hold office for a term that expires at the next election of directors and until the director’s successor is elected and qualified. In no case will a decrease in the number of directors shorten the term of any incumbent director.
D. Removal. Any director may be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.
E. Preferred Stock. Notwithstanding the foregoing paragraphs, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto. The then authorized number of directors of the corporation shall be increased by the number of additional directors to be elected.
F. Amendment or Repeal. Notwithstanding anything contained in these Articles of Incorporation or the By-laws of the corporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with the purpose and intent of this Article.